Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT is made and entered into effective as of the 1st day of October 2008 (the “Agreement”), by and among Dental Patient Care America, Inc., and its subsidiaries Dental Practice Transition, Inc. and Dental Cooperative, Inc. (collectively, the “Seller”), DPAT-2 Owners, LLC (the “Purchaser”), and DPAT-2, LLC (the “Company”). The parties agree as follows:

RECITALS

A.        Seller owns all of the outstanding Membership Interest of the Company (the “Interest”);

B.        Purchaser wishes to acquire the Interest and Seller desires to sell the Interest on the terms and conditions set forth herein; and

C.        This Agreement is intended to memorialize actions taken during November and December 2008, which are to be effective as of October 1, 2008.

ARTICLE I

SALE AND PURCHASE OF THE INTEREST

1.1       Purchase and Sale.  In reliance on Purchaser’s representations, warranties and agreements contained or referred to herein, effective October 1, 2008, Seller has sold, transferred and conveyed, and does hereby sell, transfer and convey to Purchaser, and Purchaser purchases and accepts from Seller, the Interest for the aggregate consideration described in the following subparagraphs of this Section 1.1 (the “Purchase Price”).

(a)       Assumption of Liabilities. Seller has assigned and transferred, and does hereby assign and transfer to Purchaser, and Purchaser accepts from Seller, all obligations of Seller to be performed under the Cooperative Agreements from and after October 1, 2008. As used in this Agreement, the “Cooperative Agreements” means the agreements that Dr. Richard Clegg and/or Richard R. Clegg DDS PC (individually and collectively “Clegg”) entered into with Dental Cooperative, Inc. that are captioned “Affiliate Member Practice Purchase Agreement” and “Management Services Agreement”, and which are dated November 17, 2006. Clegg has consented and does hereby consent to the assignment of the Cooperative Agreements to Purchaser, releases Seller from any and all obligations arising from the Cooperative Agreements on or after October 1, 2008, and agrees that any provisions in the Cooperative Agreements calling for the issuance of Seller securities to Clegg on or after October 1, 2008 are void and of no further force or effect.

(b)       Management Fee. Purchaser shall pay Seller a management fee equal to 19% of the annual margin of the Company, commencing to accrue January 1, 2009 and continuing until such time as Purchaser shall sell its Interest in the Company. Margin is herein defined as Gross Patient Charges (accrual basis) less all write-offs and adjustments and minus all accrual basis operating and overhead expenses including compensation paid to independent contract dental providers. Such management fee shall be calculated and paid on a quarterly basis.

(c)       Disposition Fee. In the event that Purchaser should sell its Interest in the Company, acquired herewith, Purchaser shall pay Seller a disposition fee equal to 19% of the net profit of such sale.

1.2       Operating Agreement. The parties have executed an operating agreement of the Company, which evidences the transfer of the Interest from Seller to Purchaser and confirms that Purchaser is the sole member of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as follows:

2.1       Access to Information. In making the decision to sell the Interest, Seller and its advisers have had access to all information they deemed material.

2.2       Authority. Seller has all necessary power and authority to enter into and perform this Agreement and to sell, transfer and convey the Interest to Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.1       Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller and the Company that:

(a)       Purchaser is able to bear the economic risk of an investment in the Interest for an indefinite period of time, can afford the loss of the entire investment in the Interest, and will, after making an investment in the Interest, have sufficient means of providing for Purchaser’s current needs and possible future contingencies. Additionally, Purchaser’s overall commitment to investments that are not readily marketable is not disproportionate to Purchaser’s net worth and this Agreement will not cause such overall commitment to become excessive.

(b)       Purchaser is acquiring the Interest for investment for Purchaser’s own account and not with a view to, or for resale in connection with, any distribution thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same; provided, however, that the disposition of Purchaser’s property shall at all times remain in Purchaser’s control. By executing this Agreement, Purchaser further represents and warrants that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Interest.

(c)       The Interest will not be sold by Purchaser without registration under applicable securities acts or a proper exemption from such registration.

(d)       Purchaser has had access to any and all information concerning the Company that Purchaser and Purchaser's financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. In making the decision to purchase the Interest, Purchaser and its advisers have relied solely upon their own independent investigations, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder, and understand that the particular tax consequences arising from this investment in the Company will depend upon the individual circumstances of Purchaser.

(e)       Purchaser knows that the Interest is being sold pursuant to exemptions from registration under the 1933 Act, and state securities law, based in part, on these warranties and representations and constitute a material part of the bargained-for consideration without which this Agreement would not have been executed.

(f)        Purchaser is an “accredited investor” for purposes of Regulation D under the Securities Act of 1933 and that it has sufficient knowledge and experience in evaluating and investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of his or its investment in the Company and is able financially to bear the risks thereof. Purchaser was not organized for the purpose of acquiring the Securities.

3.2.      “As Is” Condition of Company. With the exception of the representations and warranties made herein, Purchaser acknowledges and agrees that has purchased and is purchasing the Interest “AS IS” based upon the condition of the Company as of the effective date of this Agreement. Without limiting the foregoing, Purchaser acknowledges that, except as may otherwise be specifically set forth in Article II or elsewhere in this Agreement, neither Seller nor its managers, members, employees or agents have made any other representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Company or the Interest.

ARTICLE IV

MISCELLANEOUS

4.1       Expenses. The parties will each bear their own costs and expenses in connection with this Agreement and the transactions described herein.

4.2       Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

4.3       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by written consent of the parties.

4.4       Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. Neither party may  assign its rights or obligations hereunder or any interest herein without obtaining the prior written consent of the other party.

4.5       Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. One or more counterparts of this Agreement may be delivered via facsimile and such facsimile counterpart shall have the same effect as an original counterpart hereof.

4.6       Attorneys' Fees. In the event a party brings suit to enforce or interpret this Agreement or for damages on account of the breach of a covenant or representation or warranty contained herein, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs incurred in any such action, in addition to other relief to which the prevailing party is entitled.

4.7       Integration of Other Agreements. This Agreement supersedes all previous contracts, correspondence and documentation relating to the subject matter hereof. Any oral representations or modifications concerning this Agreement shall be of no force or effect.

4.8       Exhibits. Each of the exhibits referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by this reference.

[Signatures contained on following page]

The undersigned have executed this Agreement effective as of the date first above written.

PURCHASER: DPAT-2 OWNERS, LLC By /s/ Andrew Eberhardt Its: Managing Member	COMPANY: DPAT-2, LLC By /s/ Marlon R. Berrett Its: Managing Member
SELLER: DENTAL PATIENT CARE AMERICA, INC. By /s/ Michael Silva Its: CEO DENTAL COOPERATIVE, INC. By /s/ Marlon R. Berrett Its: President	DENTAL PRACTICE TRANSITION, INC. By /s/ Marlon R. Berrett Its: President
AGREED AND APPROVED: CLEGG: /s/ Richard R. Clegg Richard R. Clegg, Individually	RICHARD R. CLEGG DDS PC By: /s/ Richard R. Clegg Its: President

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